Jerry C. Craig
President & CEO

Begin forwarded message:

> **From:** <[illegible]@aol.com>
> **Date:** July 20, 2017 at 11:03:49 PM PDT
> **To:** Jerry Craig <jerrycraig14@gmail.com>
> **Subject:** Resignation Letter
>
> July 20th, 2017
>
> To: Jerry Craig
> President and CEO
> Major League Football. Inc.
> [illegible]
> Lakewood Ranch, Florida [illegible]
>
> Dear Jerry,
>
> I'm resigning form the Board of Directors and President of MLFB, Please except this as my letter of resignation effectively immediately. I'm going to miss working with all the people who have worked so

EXHIBIT
99.4

hard to put Major League Football in a position to succeed. Your Willingness, Belief and Leadership in Major League Football will certainly be missed.

The memories over the last several years will always be and remain a positive thought in my mind. There is nothing but clear skies ahead for the men, women and shareholders who had endured this long, long journey, they deserve this opportunity.

I wish Major League Football nothing but the best in the future. Let me know what I can do to help you transition my responsibilities to someone else. It was not my intention several years ago when I first started out as President of MLFB to leave you with a problem, however, I have so much going on personally and need to place my focus and priority upon these matters.

Best,

Wes Chandler

Sent from Mail for Windows 10